EXHIBIT 99.1

Horizon Space Acquisition I Corp. Announces Transfer to Nasdaq Capital Market

New York, November 13, 2024 — Horizon Space Acquisition I Corp. (the “Company”) (Nasdaq: HSPO), a special purpose acquisition company, today announced that the Nasdaq Stock Market LLC has approved the Company’s application to list its ordinary shares, units, warrants and rights on the Nasdaq Capital Market. The Company’s ordinary shares, units, warrants and rights are expected to commence trading on the Nasdaq Capital Market at the opening of business on November 14, 2024.

About the Company

Horizon Space Acquisition I Corp. is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.

Cautionary Statement Regarding Forward-Looking Statements

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Contact Information

Horizon Space Acquisition I Corp.

Michael Li

Chief Executive Officer

Tel: (646) 257-5537

Email: mcli@horizonspace.cc